CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 23, 2007, relating to the financial statements and financial highlights which appears in the June 30, 2007 Annual Report to Shareholders of Quaker Investment Trust, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 16, 2008